UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

CIVITAS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36623	65-1309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

(Address of Principal executive offices, including Zip Code)

(617) 790-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion or Acquisition or Disposition of Assets

On December 1, 2015, National Mentor Healthcare, LLC (“NMH”), a wholly-owned indirect subsidiary of Civitas Solutions, Inc. (the “Company”), completed the sale of its at-risk youth business in North Carolina (the “NC ARY Business”) to Pinnacle Family Services, LLC (“Pinnacle”). Pursuant to the Asset Purchase Agreement, Pinnacle assumed certain liabilities of the NC ARY Business and NMH agreed to pay $1,250,000 to Pinnacle in respect of working capital needs.

The closure of the NC ARY Business was part of the previously announced closure of at-risk youth programs provided by the Company in Florida, Louisiana, Indiana, North Carolina and Texas.

Because the sale meets at least one of the significance tests specified in Item 2.01 of Form 8-K, the Company is including unaudited pro forma condensed consolidated statements of operations for the Company for the nine months ended June 30, 2015 and for the fiscal year ended September 30, 2014 that give effect to the sale.

The transition of services to other service providers in the states of Florida, Indiana, Louisiana and Texas (the “Remaining States”) is ongoing. The Company expects that the closure of all at-risk youth service programs in the Remaining States will be substantially completed by December 31, 2015.

Item 9.01. Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended June 30, 2015 and the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended September 30, 2014.

(d)	Exhibits

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS SOLUTIONS, INC.

/s/ Denis M. Holler
Date: December 7, 2015	Name:	Denis M. Holler
	Title:	Chief Financial Officer